Ref: Development Team Leader     Caijun Sun    Per/ M. L. Valentine

Memorandum of Understanding
Joint-Venture Agreement
Between FEMATA.com and ipowerUpSoftware, LLC

SUB-LICENSE AND DISTRIBUTION AGREEMENT

THIS SUB-LICENSE AND DISTRIBUTION AGREEMENT (this “Agreement”) is made and entered into effective as of the 30 th day of APRIL, 2007 (the “Effective Date”) by and between FEMATA.com a Tanzanian company (“FEMATA.com”) and ipowerUpSoftware, LLC, a Florida limited liability company (“ipowerUpSoftware, LLC”). And any and all addendum hereby attached.

RECITALS

WHEREAS, FEMATA.com is in the worldwide business of mining, manufacturing, producing and distributing natural commodity resources (ie. Gold, Diamonds, Cotton, Timber, etc.). While promulgating Union membership, Union products and Union solidarity.

WHEREAS,   ipowerUpSoftware, LLC is in the business of sub-licensing Star Link Investments, Inc's Application Server Provider (“ASP”) (a hereinafter further defined) concurrent license software (a hereinafter defined), and has been further authorized by Star Link Investments, Inc (a hereinafter defined) to customize the Star Link Investments, Inc software for the benefit of network marketing purposes and FEMATA.com’s stated purposes as provided by such rights being conferred herein. ipowerUpSoftware, LLC shall be supporting Union business network marketing and distribution services to miners and owners of internet communities and manufacturer’s products thru multi-level marketing e-commerce and the further mirror Sub-Licensing (a hereinafter defined) of Star Link Investments, Inc’s internet interface technology software for the benefit of distributors of FEMATA.com worldwide.

WHEREAS, FEMATA.com desires to Sub-License said software from ipowerUpSoftware, LLC and to have the software customized, implemented and managed by ipowerUpSoftware, LLC, which said software will track the activity of the Network Distributors (as hereinafter defined) enrolling and facilitating the purchasing of certain mining, manufacturing, producing and distributing natural commodity resources (ie. Gold, Diamonds, Cotton, Timber, etc.) of FEMATA.com.

WHEREAS, Furthermore, ipowerUpSoftware, LLC desires to deploy said Sub-License  ASP software by providing general network marketing oversight and coordinated internet site development with FEMATA.com’s management, and additionally provide back office software interface services to FEMATA.com’s office and fulfillment center, as further provided and under the terms and conditions of this Agreement.

NOW, THEREFORE, for and in consideration of the mutual promises and covenants contained herein, and for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby conclusively acknowledged, the parties, intending to be legally bound hereby, expressly agree as follows:

1.           Recitals.  The foregoing recitals are true and correct and are hereby incorporated into this Agreement by this reference as though set forth herein at length.

2.           Definitions.  In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated herein below, which meanings shall be equally applicable to both the singular and the plural forms of such terms:

a)           Affiliates. The term “Affiliates” shall mean and refer to a Person, and/or Corporation which is directly or indirectly owned or controlled by a party hereto, or which owns or controls such party, or which is in common control with such party.  The term “control” shall mean the possession, directly or indirectly, through the ownership of securities, by contract, arrangement, understanding, relationship or otherwise, of the power to direct or cause the direction of management and policies of a Person and/or Corporation.

b)           Agreement. The term “Agreement” shall mean and refer to this Sub-License and Distribution Agreement, as the same, may from time to time be modified, amended, replaced, supplemented or extended, and including any and   all exhibits and schedules amendments hereto.

c)           ASP.  The term ASP shall mean and refer to an Application Server Provider (ASP) system to manage internet commerce thru concurrent sub-licensing interfaces, for the benefit of miners, vendors, customers, visitors, manufacturers and network marketing participants and  their distributors and to track e- commerce technology thru proprietary internet source code licensed to ipowerUpSoftware, LLC (from Star Link Investments, Inc) and hereby Sub-Licensed to FEMATA.com by ipowerUpSoftware, LLC thru its marketing and licensing agreement with Star Link Investments, Inc, to further Sub-License and Mirror Sub-License the system to Network Distributors, while promoting, deploying, and protecting the proprietary heavy logic source code and licensing rights of Star Link Investments, Inc.

d)           Commitment Period.  The term “Commitment Period” shall mean and refer to the period commencing on the Effective Date hereof and terminating on the ninety-ninth (99th) year anniversary of such Effective Date, unless otherwise extended by the mutual agreement of the Joint-Venture parties.

e)           Confidential Information.  The term “Confidential Information” shall mean and refer to any and all specifications, samples, procedures, financial statements, technical information, lists of customers or potential customers or other proprietary business information or data, whether written or oral, tangible or intangible, that are disclosed, revealed or learned through or in connection with the business negotiations, dealings and business affairs contemplated herein between the parties hereto.

f)           Concurrent Software.  The term “Concurrent Software” shall mean and refer to the Software (as defined below) where all users/Persons are Sub-Licensed or Mirrored Sub-Licensed users of such Software, who shall access such Software thru remote access via the internet. Each user shall access such Concurrent Software at the ipowerUpSoftware, LLC ASP server using such user’s assigned VPN access code. Furthermore, each such user, including the miners, vendors, customers, visitors, manufacture or their Affiliates accessing the system, shall be Sub-Licensed after their login to the server and while inside the server system. Upon exiting (logout) the server system, each such user simultaneously egress’s the ipowerUpSoftware, LLC sub-licensing interface, and thereafter shall no longer be considered Sub-Licensed.  This system of Sub-Licensing and Mirror Sub-Licensing allows ipowerUpSoftware, LLC control of the database source code at all times, and further provides data and information security to all users and Persons using the system.

g)           License. The term “License” shall mean and refer to the Sub-License and Mirrored Sub-License rights, both of which are the extension of the Concurrent Software license rights granted and delegated to ipowerUpSoftware, LLC by Star Link Investments, Inc, for the purposes of sub-licensing Star Link Investments, Inc’s technology for the benefit of FEMATA.com and its Affiliates. Furthermore, in connection therewith, all parties hereto agree that said Concurrent Software is an ASP software and is proprietary protected source code software which can only be run, accessed and administered by an ipowerUpSoftware, LLC site administrator on servers approved by ipowerUpSoftware, LLC.

h)           License Fee.  The term “License Fee” shall mean and refer to the $777,000.00 fee waived by ipowerUpSoftware, LLC on behave of the Join-Venture Agreement with FEMATA.com in consideration for fifty percent (50%) of the net profits produced by all revenue sources generated by the internet sites and/or personal private placement of Loans, Joint-Ventures, vendors, or equipment leases. Thus allowing ipowerUpSoftware, LLC to customize the Concurrent Software as further provided in Section 6 herein below.

i)           Internet Site.  The term “Internet Site” shall mean and refer to the site owned by the Joint-Venture between ipowerUpSoftware, LLC and FEMATA.com.  Where-in members will be directed to purchase, enroll, and access the applicable information regarding the Network and the Products being sold and distributed thereby.

j)           Sub-License.  The term “Sub-License” shall mean and refer to the type of license that has been granted to the Network Distributors, FEMATA.com and its Affiliates thru the extension of the Concurrent Software sub-licensing rights conferred to FEMATA.com and ipowerUpSoftware, LLC under the rights received from and conferred by Star Link Investments, Inc, for the benefit of both parties and the multi-tiered distribution system of Mirrored Sub-Licensed users.

k)           Star Link Investments, Inc. The term “Star Link Investments, Inc” shall mean and refer to Star Link Investments, Inc., a Florida corporation, which is authorized to transact business in the State of Florida, in which the Board of Directors have authorized the President of the said corporation to accept this Joint-Venture Agreement.

l)           ipowerUpSoftware, LLC.   The term “ipowerUpSoftware, LLC” shall mean and refer to ipowerUpSoftware, LLC , a Florida limited liability company, licensed and empowered to deploy the ASP software,  at arms -length, on behalf of ipowerUpSoftware, Inc; furthermore to setup and deploy concurrent Sub-Licenses and Mirrored Sub-Licenses for the benefit of internet site/s. Additionally, the parties hereby acknowledge and agree that  ipowerUpSoftware, LLC shall hereinafter be recognized and deemed as the Concurrent Software license fulfillment provider to the Joint-Venture and as such shall designate the name and  be known as ipowerFEMATA.com on the FEMATA.com membership site.

 m)           Manufacturer. The term “Manufacturer” shall mean and refer to FEMATA.com and ipowerUpSoftware, LLC, and any and all Affiliates and/or vendors of said internet site/s.

n)            Mirrored Sub-License.   The term “Mirrored Sub-License” shall mean and refer to all users and/or Network Union Distributors who are independent miners and distributors of FEMATA.com and/or members of its site.  ipowerFEMATA.com has a Sub-License which it mirrors to all members of the site, which members shall thereafter have a Mirrored Sub-License to access such content and information as may be necessary to carry on their business.

o)           Network. The term “Network” shall mean and refer to the association of owners (sub-licensee), Network Union Distributors (mirrored sub-licensee’s), Banking Systems with debit card fulfillment providers, users, mining, vendors, visitors, online internet-auction site/s, distribution  centers. Coded access levels for personal banking, code entry systems to increase SSL Security. Some users, venders or others, may be required to pay for extended service,  and other parties may or may not be required to pay,  the applicable Subscription Fee to access the server system and use concurrent Sub-Licenses or Mirrored Sub-Licenses  provided by ipowerUpSoftware, LLC to ipowerFEMATA.com for use at the FEMATA.com site may be waved buy ipowerFEMATA.com for the benefit of all parties for a percent of the gross sale of the vendor’s or miners profit; thus allowing such parties to market and sell any of the Mining products that shall be made available for sale or distribution by ipowerFEMATA.com, the commercial Joint-Venture partnership.

p)           Network Distributors.  The term “Network Distributors” shall mean and refer to any and all distributors (miners, vendors, customers) who have an active account and Virtual Private Network (VPN) access code to their internet personal site, including all legal activities with both active (in good standing) and unpaid (pending) or unpaid order (customer), guest (random potential customers who have no access code) users and other parties that become members of such internet site network thru related links and other third parties.

q)           Person.  The term “Person” shall mean and refer to any individual, partnership, Joint-Venture, proprietorship, corporation, Limited Liability Company, unincorporated association, Trust, estate or any other type of legal entity.

r)           FEMATA.  The term “FEMATA” shall mean and refer to FEMATA.com, the Management and Union Distributors and where applicable ipowerFEMATA.com, and any Affiliates of such company/s,

s)           Products. The term “Products” shall mean and refer to any and all products and or services, including but not limited to: community networking, e-commerce auctions, mining equipment, nutritional and health supplements, all things, manufactured, developed and/or distributed by the Manufacturer at any time during the Commitment Period.

t)           Software. The term “Software” shall mean and refer to that certain business community network marketing and distribution management software customized  and supported by ipowerUpSoftware, LLC’s site administrators specifically for network e-commerce, and the formation of new Joint-Venture mining or marketing companies, as more particularly described in Section 3 herein below.

u)           Software Provider. The term “Software Provider” shall mean and refer to ipowerUpSoftware, LLC, which both parties hereto hereby acknowledge and agree, is the entity that is the sole provider of the Sub-License Internet Software to FEMATA.com, and the Mirrored Sub-License’s granted to the Network Distributors with-in the FEMATA.com community, including ipowerFEMATA.com. All licensing rights to the ASP Concurrent Software system are owned buy Star Link Investments, Inc and are granted thru its agreement/s with ipowerUpSoftware, Inc, its holding subsidiary, who in turn licenses it through limited liability agreements with ipowerUpSoftware, LLC, which in turn licenses it to other customers, such as ipowerFEMATA.com. This structure of licensing protects both parties against legal challenges on an International scale.

v)           Sub-License.  The term “Sub-License” shall mean and refer to the sub-licensing rights granted to ipowerFEMATA.com by ipowerUpSoftware, LLC, under the authority and rights granted to ipowerUpSoftware, LLC by ipowerUpSoftware, Inc for the benefit of FEMATA.com and its Joint-Venture multi-tiered system of Network Mining Distributors with ipowerFEMATA.com.

w)           Technologies and Developments. The term “Technologies and Developments” shall mean and refer to any and all patents, trade secrets, technologies, systems, processes, procedures, research, products and developments that a party now has, ever has had or may develop, invent or acquire during the Commitment Period, which pertain to, deal with or relate in any way to any product or service of such party, or otherwise in connection such party’s business and/or operations.

x)           Trademarks.  The term “Trademarks” shall mean and refer to any and all trademarks, trade names, service marks, copyrights, labels, logos, designs and any other marks owned by a party as of the Effective Date or at any time thereafter, which relate to or are used in connection with the sale, lease, service, production, distribution, promotion, advertising or marketing of any product or service of such party, or otherwise in connection such party’s business and/or operations.

3.           Customization of Software.  ipowerUpSoftware, LLC, hereby agrees to customize, program, configure, install and integrate the Concurrent Software sub-licensing software for ipowerFEMATA.com the Joint-venture arm of FEMATA.com, to specifically, effectively and efficiently function and operate as a online internet marketing and distribution management program, to the reasonable satisfaction of ipowerFEMATA.com (collectively and including the definition provided in Section 2(r) above, hereinafter referred to as the “Software”), such that the Software shall provide the Joint-Venture with, among other things, the ability to (a) setup and manage any and all Network Distributors and (b) calculate, track and reconcile the accounts, sales, receipts, referrals, membership recruitment and commissions and, if any, company stock equity warrants. As part of the integration of such a system, ipowerUpSoftware, LLC shall provide and be responsible for the back-end servers, computers, hardware and any other systems (collectively, the “ipowerUpSoftware, LLC Internet Software License Systems) that are reasonably necessary to run and operate the Software program. Notwithstanding the foregoing, ipowerFEMATA.com shall provide and be responsible for any and all servers, computers, hardware and any other systems that may be reasonably necessary to be able to use the Software from remote locations and have a backup at a location in Broward County, Florida, under the control and direction of ipowerUpSoftware, LLC.

4.           Sub-License and Network Sub-License of Software.  Upon deploying the system to the Joint-Venture ipowerFEMATA.com ipowerUpSoftware, LLC shall and does hereby expressly and conclusively agree to Sub- License, authorize and grant to said Joint-Venture the right to sublicense the software.

5.           Training, Technical Service and Updates.  ipowerUpSoftware, LLC hereby further agrees to train, instruct and assist the personnel and employees of FEMATA.com with the initial use, application and integration of the system, as may  be reasonably requested by FEMATA.com from time to time, to allow FEMATA.com to effectively use and access the back office Concurrent Software system and subsequently assist Network Distributors with online help therewith.

6.          License Fee.    In consideration of the deployment and customization of the Concurrent Software and of the granting of the Sub-License thereto, ipowerUpSoftware, LLC hereby agrees to waive for FEMATA.com said licensing fees (see section 2.h) in exchange for consideration of fifty percent (50%) of the net profits produced by all revenue sources generated by the internet site/s.

7.           Membership Fees, Renewal Fees and Subscription Fees.   Each Person desiring to become a member of the Network, and thereby a Network Distributor, shall be required to pay to FEMATA.com the appropriate membership fee (the “Membership Fee”) as set by FEMATA.com and its partner ipowerUpSoftware, LLC at its sole and absolute discretion.  Upon paying such Membership Fee, that Person shall be an active Network Distributor for a period of one (1) year from the date thereof.  After such initial year, and at each yearly anniversary thereof, a Network Distributor shall be required to pay to the Joint-Venture the appropriate renewal fee (the “Renewal Fee”) as set by the Joint-Venture, at its sole and absolute discretion, to maintain its active status, such that each Network Mining/Vendor Distributor must renew its membership in the Network on an annual basis and pay the Renewal Fee in connection therewith in order to continue to sell and distribute the Products and retain the right to access the Software.

8.           Further Considerations.   Expressly in reliance of and as further consideration of the mutual promises and obligations agreed to herein by the parties, ipowerUpSoftware, LLC and the principals  of ipowerUpSoftware, Inc, (or otherwise in control thereof), hereby acknowledge and agree that it is the underlying intent of the principal owners to reward Union members who contribute to the development of the ipowerFEMATA.com membership  with opportunities to own equity/stock in and profit from hard work within the ipowerFEMATA.com Internet Community. Said equity is a performance bonus and is available solely at the option of ipowerUpSoftware, Inc owners.

9.           Buy-Out Payment Agreement.   The parties further acknowledge and agree that if FEMATA.com is sold  or ipowerUpSoftware, LLC is sold, to any third party during the Commitment Period, then either party shall have a first right of refusal in the event of any sale.

10.           Network Position Placement.   The parties hereto hereby expressly acknowledge and agree that the Network shall be structured by way of a multi-tiered hierarchy consisting of various principals of the parties hereto and/or Network Distributors being positioned within such hierarchy on a selected entry basis, mutually agreed to by the parties hereto.

11.           Proprietary Rights.   The parties hereto hereby expressly acknowledge and agree that each party shall not have any ownership interests with respect to any of the copyrights, Technologies and Developments or to any of the Trademarks, or any part thereof, owned by or belonging to the other party.  Furthermore, each party (and any shareholders, directors, managers, agents, representatives and employees thereof) shall zealously guard and protect, for the benefit of the other party, any and all of the copyrights, Technologies and Developments and Trademarks, or any part thereof, owned by or belonging to the other party.

a)           Notification.  Each party hereto (for purposes of this paragraph, each a “Notifying Party”) shall immediately bring to the attention of the other party (for purposes of this paragraph, the “Owner”) all acts of unfair competition, infringements or any other improper or wrongful use of any of the Technologies and, Copyrights, Developments and the Trademarks, or any part thereof, owned by or belonging to the Owner, that may at any time become known or brought to the attention of such Notifying Party.

b)           Indemnification. In addition to the representations and indemnities otherwise set forth herein, each party (for purposes of this paragraph, each an “Indemnifying Party”) hereby represents and warrants to the other party (for purposes of this paragraph, the “Indemnified Party”) that the Indemnifying Party is the provider of the services, and customization of the systems, Technologies and Developments and Trademarks claimed, represented, asserted or otherwise reasonably inferred to be controlled by the Indemnifying Party, and that none of such the services, systems, Customized Technologies and developments or of the Trademarks infringe upon or violate any patent, copyright, trade secret, trademark or proprietary information of any third party.  The Indemnifying Party expressly indemnifies, saves and holds the Indemnified Party free and harmless from any  and all such claims or actions arising from any breach or default of the foregoing representation.

12.           Duration.  The Commitment Period shall remain valid and in effect for an initial period of ninety-nine (99) years, unless sooner terminated as provided herein below.  Furthermore, the Commitment Period may be renewed at any time and from time to time upon the mutual written consent of ipowerUpSoftware, LLC and FEMATA.com.  This Agreement shall remain valid and in effect until terminated as specifically provided herein below.

13.	Termination.

a)           By ipowerUpSoftware, LLC: ipowerUpSoftware, LLC may elect to terminate this Agreement and the rights granted to FEMATA.com hereunder prior to the expiration of the Commitment Period by providing written notice thereof to FEMATA.com upon the occurrence of any one (1) of the following conditions:

I.
If FEMATA.com et. al. shall be declared insolvent or bankrupt; if a petition is filed in a court of competent jurisdiction that declares FEMATA.com bankrupt or institutes a reorganization of FEMATA.com et. al. under bankruptcy law or any similar law and such petition is not dismissed within ninety (90) days; or if a trustee in bankruptcy or a receiver or similar entity is appointed for FEMATA.com et. al;

ii.	if there occurs a majority change of ownership in FEMATA.com or;

iii.	if FEMATA.com otherwise materially breaches this Agreement, and such breach is not cured within thirty (30) days after written notice of such breach is given to FEMATA.com.

b)           By FEMATA.com: FEMATA.com may elect to terminate this Agreement and the rights granted to it by ipowerUpSoftware, LLC hereunder prior to the expiration of the Commitment Period by providing written notice thereof to ipowerUpSoftware, LLC upon the occurrence of any one (1) of the following conditions:

i.
if ipowerUpSoftware, LLC shall be declared insolvent or bankrupt; if a petition is filed in a court of competent jurisdiction that declares ipowerUpSoftware, LLC bankrupt or institutes a reorganization of ipowerUpSoftware, LLC under bankruptcy law or any similar law and such petition is not dismissed within ninety (90) days; or if a trustee in bankruptcy or a receiver or similar entity is appointed for ipowerUpSoftware, LLC;

ii.	if there occurs a majority change of ownership in ipowerUpSoftware, LLC. Or

iii.	if ipowerUpSoftware, LLC otherwise materially breaches this Agreement, and such breach is not cured within thirty (30) days after written notice of such breach is given to ipowerUpSoftware, LLC.

c)           By Mutual Agreement.  Additionally, this Agreement may be terminated at any time by the mutual written agreement of ipowerUpSoftware, LLC and FEMATA.com wherein both are electing to terminate this Agreement.

d)           Survival of Representations and Indemnifications.   In addition to the survival of certain Sections of this Agreement as specifically provided herein, any and all indemnifications, covenants, representations and warranties made by any of the parties to this Agreement shall expressly and conclusively survive the expiration of the Commitment Period and any termination of this Agreement.

14.	Representations and Warranties.

a)	By ipowerUpSoftware, LLC:

i.	ipowerUpSoftware, LLC is a legal limited liability company duly organized, validly existing, and in good standing under the laws of Florida whose Managing Director is Kristofer Valentine.

ii.
ipowerUpSoftware, LLC has all necessary and requisite power and full authority from any and all applicable legal and/or governmental authorities to enter into and perform its obligations under this Agreement. This Agreement constitutes the legal, valid and binding obligation of ipowerUpSoftware, LLC, enforceable against ipowerUpSoftware, LLC in accordance with the terms herein.

iii.
The execution and delivery of this Agreement by ipowerUpSoftware, LLC and the performance of all obligations of ipowerUpSoftware, LLC hereunder have been duly authorized and approved by the appropriate owners, shareholders, directors, managers, officers and/or executives of ipowerUpSoftware, LLC.

iv.
The execution, delivery or performance of this Agreement by ipowerUpSoftware, LLC does not conflict with any provision of the articles of incorporation, bylaws, shareholders agreement, regulations, operating agreement and/or any other corporate agreement of or pertaining to ipowerUpSoftware, LLC; violate any order, writ, injunction or decree of any court, administrative agency or governmental body; or constitute a default under any contract, mortgage, lease or any other agreement, regulation, law or code to which ipowerUpSoftware, LLC is a party or by which ipowerUpSoftware, LLC business may be bound.

v.
ipowerUpSoftware, LLC is the distributor of, and has all necessary right, authority and power to grant a Sub-License of the Concurrent Software to FEMATA.com, and to confer on FEMATA.com the necessary rights to grant Mirrored Sub-Licenses of the Concurrent Software to Network Distributors and others within the Network, all as set forth in this Agreement.  Furthermore, ipowerUpSoftware, LLC has all necessary rights, authority and power to setup and manage the “ipowerFEMATA.com” Concurrent Software Joint-Venture and to grant a Sub-License thereof in and to any entity so designated by its managing director, including to FEMATA.com as provided herein. The sub-licensing interface technologies and services and the Trademarks of ipowerUpSoftware, LLC and/or Star Link Investments, Inc are claimed, represented, asserted or reasonably inferred by ipowerUpSoftware, LLC, which has the right and authority to grant concurrent Sub-Licenses to use such Trademarks, and has not knowingly restricted or affected the rights granted to FEMATA.com hereunder.

vi.
ipowerUpSoftware, LLC has, to the best of its knowledge, complied in all material respects with all laws, regulations and orders applicable to ipowerUpSoftware, LLC’s business, its sub-licensing interface technologies and services, the Concurrent Software and its Trademarks, and has, to the best of its knowledge, all required authorizations, licenses, sub-licenses, certifications and permits relating thereto. ipowerUpSoftware, LLC has not received and has no knowledge of any notice(s) of violations of any of the foregoing.

vii.
There is not pending or, to the best of ipowerUpSoftware, LLC’s knowledge, a threatened civil suit, action, arbitration or legal proceeding, or governmental investigation, against or affecting ipowerUpSoftware, LLC, ipowerUpSoftware, LLC’s business, its sub-licensing interface technologies, the Concurrent Software or its Trademarks and/or parent companies.

viii.	ipowerUpSoftware, LLC is not authorized to and shall not act in the name of FEMATA.com or Star Link Investments, Inc without proper authorization.

ix.	ipowerUpSoftware, LLC shall have no power to bind FEMATA.com in any way.

x.	At no time shall any employee of ipowerUpSoftware, LLC be deemed to be an employee of FEMATA.com, nor shall FEMATA.com be accountable for any and all acts of such employees in any way.

xi.	ipowerUpSoftware, LLC shall promptly notify FEMATA.com of any changes in its management and/or majority ownership.

xii.	ipowerUpSoftware, LLC shall indemnify and hold harmless Star Link Investments, Inc, a Florida corporation, for any and all actions arising out of the Agreement.

b) Star Link Investments, Inc’s licensed said  interface technologies has been licensed to ipowerUpSoftware, Inc who in turn has empowered and sub-licensed said ASP software to ipowerUpSoftware, LLC, thru sub-licenses, which formed a Joint-Venture with FEMATA.com et. al., known as ipowerFEMATA.com, for the purposes of this Agreement, the sub-licensing interface technologies provider is ipowerUpSoftware, LLC, and ipowerUpSoftware, LLC has the necessary licensing authority from  ipowerUpSoftware, Inc, with the entire right to Sub-License and deploy the Concurrent Software and has the authority to grant Sub-Licenses and  Mirrored Sub-Licenses to use the “ipowerFEMATA.com site”. To its knowledge, ipowerUpSoftware, LLC and its affiliates have all complied in all material respects with all laws, regulations and orders applicable to each such party’s respective business and the sub-licensing interface technologies granted to ipowerUpSoftware, LLC by  , ipowerUpSoftware, Inc as provided hereunder, and to the best of its knowledge, has all required authorizations, licenses, certifications and permits relating thereto.  Star Link Investments, Inc has not received and has no knowledge of any notice(s) of violations of any of the foregoing.

c)	By FEMATA:

i.	FEMATA.com is a legal company duly organized, validly existing, and in good standing under the laws of Tanzania.

ii.
FEMATA.com has all necessary and requisite power and full authority from any and all applicable legal and/or governmental authorities to enter into and perform its obligations under this Agreement. This Agreement constitutes the legal, valid and binding obligation of FEMATA.com, enforceable against FEMATA.com in accordance with the Arbitration Terms herein.

iii.
The execution and delivery of this Agreement by FEMATA.com and the performance of all obligations of FEMATA.com hereunder have been duly authorized and approved by the appropriate members, managers, officers and/or executives of FEMATA.com. If requested by ipowerUpSoftware, LLC, FEMATA.com hereby agrees to deliver to ipowerUpSoftware, LLC within one (10) days of the Effective Date a duly executed incumbency certificate and a certified copy of the appropriate corporate resolutions of FEMATA.com authorizing FEMATA.com to consummate the transactions contemplated hereunder.

iv.
The execution, delivery or performance of this Agreement by FEMATA.com shall not conflict with any provision of the articles of organization, regulations, operating agreement and/or any other corporate agreement of or pertaining to FEMATA.com; violate any order, writ, injunction or decree of any court, administrative agency or governmental body; or constitute a default under any contract, mortgage, lease or any other agreement, regulation, law or code to which FEMATA.com is a party or by which FEMATA.com or FEMATA.com’s business may be bound.

v.
FEMATA.com is the owner of the entire right, title, and interest in and to the Developments and the Trademarks that are claimed, represented, asserted or reasonably inferred to be owned by FEMATA.com and has the sole right and authority to grant licenses or any right to use the FEMATA (aka FEMATA.com) name and/or such Developments and the Trademarks; and has not knowingly granted licenses or any other rights to the name that would conflict with and/or the Developments or to the Trademarks to any other Person that would restrict or affect the rights granted to ipowerUpSoftware, LLC hereunder.

vi.
FEMATA.com has, to the best of its knowledge, complied in all material respects with all laws, regulations and orders applicable to FEMATA.com’s business, its Union Activities and Developments and its Trademarks, and has, to the best of its knowledge, all required authorizations, licenses, certifications and permits relating thereto. FEMATA.com has not received and has no knowledge of any notice(s) of violations of any of the foregoing.

vii.
There is no pending, or to the best of FEMATA.com’s knowledge, threatened suit, action, arbitration or legal proceeding, or governmental investigation, against or affecting FEMATA.com, FEMATA.com’s business, its Union Activities and Developments or its Trademarks.

viii.	FEMATA.com is not authorized to and shall not act in the name of ipowerUpSoftware, LLC. Or on behalf of Star Link Investments, Inc.

ix.	FEMATA.com shall have no power to bind ipowerUpSoftware, LLC or Star Link Investments, Inc. in any way.

x.	At no time shall any employee of FEMATA.com be deemed to be an employee of ipowerUpSoftware, LLC, nor shall ipowerUpSoftware, LLC be accountable for any FEMATA.com employees in any way.

xi.	FEMATA.com shall promptly notify ipowerUpSoftware, LLC of any changes in its management and/or majority ownership.

xii.
FEMATA.com shall indemnify and hold harmless Star Link Investments, Inc, a Florida corporation, its agents, stockholders, directors, employees, consultants, representatives or officers, for any and all actions arising out of this Agreement from the beginning of time to the end of time.

c)
Survival of Representations and Warranties.   In addition to the survival of certain Sections of this Agreement as specifically provided herein, any and all indemnifications, covenants, representations and warranties made by any of the parties to this Agreement shall expressly and conclusively survive the expiration of the Commitment Period and any termination of this Agreement.

15.
Covenants.  Each of the parties hereto, hereby expressly and conclusively agrees not to make any representations or warranties whatsoever on behalf of any other party without their express written consent in connection with or relating to (i) the sub-licensing of the interface technologies; (ii) the Products and/or Mines; (iii) the Technologies and Developments of the other party; (iv) the Trademarks of the other party; (v) any other product or service to be provided by the other party; (vi) the management or operation of the business of the other party; or (vii) any other representation or warranty pertaining to this Agreement.

16.
Mutual Indemnifications.  Each of the parties hereto (for purposes of this paragraph, each an “Indemnification grantor”) hereby expressly, conclusively and irrevocably agrees to defend, indemnify, save and hold the other party, its agents, representatives, owners, directors, officers, executives and employees (collectively, the “Indemnified Parties”) free and harmless from and against any demand, claim, injury, loss, liability or expense, including attorneys’ fees (at all tribunal levels, and whether suit be brought or not), arising out of or in connection with or relating to (i) Indemnification grantor’s performance of the terms and conditions of this Agreement; (ii) the sub-licensing interface technologies; (iii) the Products; (iv) the Technologies and Developments of the Indemnification grantor; (v) the Trademarks of the Indemnification grantor; (v) the management, operation and/or business of the Indemnification grantor; (vi) any misrepresentation made or asserted by the Indemnification grantor relating to this Agreement; or (vii) any other wrongful or grossly negligent act committed by the Indemnification grantor.

17.
Confidential Information.  Each of the parties hereto hereby make the following additional representations and warranties to each other party concerning any Confidential Information disclosed in connection with the business finances, operations or affairs of each respective party, the overall layout system, the Concurrent Software, the Software, the Products or otherwise relating in any way to this Agreement:

a)	Any and all Confidential Information shall remain the sole and exclusive property of the owner of such Confidential Information.

b)
Each party to this Agreement receiving any Confidential Information of, from or concerning the other party agrees to hold all such Confidential Information in strict confidence and shall not disclose any such Confidential Information to any third party without the express and prior written consent of the owner of such Confidential Information.  Notwithstanding the foregoing, either party may disclose specific Confidential Information if compelled by a judicial or other governmental order and only then in strict accordance therewith, provided that reasonable written notice is given to the owner of the Confidential Information being disclosed prior to any such disclosure and such disclosing party shall comply with any applicable protective order or equivalent pertaining thereto.

c)
Each party hereto shall take all reasonable security precautions, at least as great as the precautions each takes to protect its own confidential information, to keep confidential the Confidential Information which, in the course of managing and operating its business, carrying-out the terms and conditions of this Agreement and/or providing the products and services as contemplated herein, is disclosed to any owner, director, officer, executive, employee, agent or representative of the such party.  Any such Confidential Information that is to be disclosed to any such owner, director, officer, executive, employee, agent or representative shall be strictly disclosed on a “need-to-know” basis only.  When applicable and/or appropriate, the disclosing party shall execute fully binding written agreements with such owner, director, officer, executive, employee, agent or representative sufficient to enable the disclosing party to comply with all of the provisions of this Agreement.

d)
Confidential Information may be disclosed, reproduced, summarized or distributed only if such action is authorized by the owner of such Confidential Information and done in pursuance of the business relationship and affairs contemplated hereby among the parties hereto. Each party hereto agrees to segregate all such Confidential Information from its own confidential information and that of others in order to prevent commingling.

e)
Upon the expiration or termination of this Agreement, all Confidential Information, including any copies, duplicates, variations or other versions thereof, in the possession of either party shall be immediately and forthwith returned to the owner of such Confidential Information.

18.           Independent Parties.  ipowerUpSoftware, LLC and FEMATA.com shall each have complete management and control of their own respective business and the nature, extent and methods of conducting the same, except as provided herein. Neither ipowerUpSoftware, LLC or FEMATA.com shall hold itself out nor permit any of its executives, officers, employees, agents or representatives, to hold themselves out as an executive, officer, employee, agent or representative of the other party and shall have no right and shall not attempt to enter into any contracts or commitments in the name of or on behalf of the other party in any respect whatsoever.  It is expressly and conclusively agreed that at all times in connection with this Agreement, ipowerUpSoftware, LLC and FEMATA.com shall be acting as and deemed independent entities, contractors and parties.

19.	General.

a)
Attorneys’ Fees. If there is any action (legal or equitable, as applicable) or proceeding between any of the parties hereto arising from or based on this Agreement, it shall be arbitrated in accordance with the recitals herein and that each party shall pay their own legal fees.

b)
Notices. All notices, elections and other communications under this Agreement shall be properly given only if made in writing and delivered to the address set forth below for the respective party: (i) by certified registered return receipt U.S. mail, (ii) by a major overnight courier service such as “FedEx” or (iii) by hand delivery.  Notices, elections and other communications shall be sent to the following:

Kristofer Valentine, Mgr. Dir.
ipowerUpSoftware, LLC.
1515 N. Federal Highway, # 300
Boca Raton, Florida 33432
Ph. 561-864-5500

H. S Limo, Chairman
Federation of Miners Associations of Tanzania (FEMATA)
P. O. Box 1303
Dar es Salaam
Tanzania, Africa

:or at such different address as such party may designate by written notice as provided herein. Such notices, elections and other communications shall be effective upon the earlier of receipt or the date that delivery is first refused.

c)
Governing Law and Jurisdiction.  This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, United States of America, without reference to its conflicts of laws provisions.  The parties expressly consent to extraterritorial service of process and that venue is proper in Broward County, Florida.

d)
Disputes.  In the event of any disputes arising out of or in connection with the terms and conditions of this Agreement, the prevailing party shall be entitled to receive its costs including all legal fees through all arbitration, trial and appellate levels.  Notwithstanding the foregoing, it is understood and agreed by the parties hereto that all disputes arising out of or in connection with this Agreement shall be submitted to binding arbitration for resolution.  If the parties are unable to agree on the selection of the arbitrator(s), then ipowerUpSoftware, LLC shall select one (1) arbitrator and FEMATA.com shall select one (1) other arbitrator, which selections shall take place no later than fifteen (15) days after a claim of arbitration is filed by any party with the American Arbitration Association, Miami Office (the “Filing Date”) and the two (2) selected arbitrators shall mutually agree on the selection of a third arbitrator within thirty (30) days after the Filing Date.  If the two (2) selected arbitrators fail to agree on the selection of a third arbitrator within such period of time, then the director or other appointed representative of the American Arbitration Association, Miami Office, shall select the third arbitrator. The ruling of a majority of the selected arbitrator(s) (hereinafter collectively referred to as the “Arbitrator”) shall prevail and be deemed conclusive in and as to any dispute arising out of or in connection with this Agreement.  Any decision of the Arbitrator shall be final and binding upon the parties hereto and enforceable in any court of competent jurisdiction.

e)	Arbitration Provisions. The following provisions shall otherwise apply to all arbitration proceedings initiated hereunder (a “Claim”):

i.
Notice of Claim.  A party asserting a Claim (the “Claimant”) shall deliver written notice to each party against whom the Claim is asserted (collectively, the “Opposing Party”), with a copy to any other parties required to receive copies of such notices as set forth under this Agreement (the “Additional Notice Parties”), specifying the nature of the Claim and requesting a meeting to resolve same.  The Additional Notice Parties shall be given reasonable notice of and invited to and permitted to attend any such meeting.  If no resolution is reached within ten (10) business days after delivery of such notice, the Claimant or the Opposing Party may, within forty-five (45) days after giving such notice, invoke the arbitration procedure provided herein by delivering to each Opposing Party and the Additional Notice Parties a Notice of Arbitration, which shall specify the Claim as to which arbitration is sought, the nature of the Claim, the basis for the Claim, and the nature and amount of any damages or other compensation or relief sought.  Each party agrees that no punitive damages may be sought or recovered in any arbitration, judicial proceeding or otherwise.  Failure to file a Notice of Arbitration within such forty-five (45) days shall constitute a waiver of any right to relief for the matters asserted in the notice of claim.  Any Claim shall be forever barred, and no relief may be thereafter sought, if written notice of such Claim is not made as provided above within one (1) year of the date such Claim accrues.

ii.
Documents.  Within thirty (30) days after the receipt of service in connection with a Notice of Arbitration, each party shall afford the other, or its counsel, with reasonable access to documents relating directly to the issues raised in the Notice of Arbitration.  All documents produced and all copies thereof shall be maintained as strictly confidential, shall be used for no purpose other than the arbitration hereunder, and shall be returned to the producing party upon completion of the arbitration.  There shall be no other discovery except that, if a reasonable need is shown, limited depositions may be allowed in the discretion of the Arbitrator, it being the expressed intention and agreement of each party to have the arbitration proceedings conducted and resolved as expeditiously, economically and fairly as reasonably practicable, and with the maximum degree of confidentiality.

iii.
Notice in connection with Arbitration.  All written communications regarding the proceeding sent to the Arbitrator shall be sent simultaneously to each party or its counsel, with a copy to the Additional Notice Parties.  Oral communications between any of the parties or their counsel and the Arbitrator shall be conducted only when all parties or their counsel are present and participating in the conversation.

iv.
Filings.  Within twenty (20) days after the selection of the Arbitrator, the Claimant shall submit to the Arbitrator a copy of the Notice of Arbitration, along with a supporting memorandum and any exhibits or other documents supporting the Claim.  Within twenty (20) days after receipt of the Claimant’s submission, the Opposing Party shall submit to the Arbitrator a memorandum supporting its position and any exhibits or other supporting documents.  If the Opposing Party fails to respond to any of the issues raised by the Claimant within twenty (20) days after receipt of the Claimant’s submission, then the Arbitrator may find for the Claimant on any such issue and bar any subsequent consideration of the matter.  Within twenty (20) days after receipt of the Opposing Party’s response, the Claimant may submit to the Arbitrator a reply to the Opposing Party’s response, or notification that no reply is forthcoming. Within ten (10) days after the latest submission as provided above, the Arbitrator shall notify the parties and the Additional Notice Parties of the date of the hearing on the issues raised by the Claim.  Scheduling of the hearing shall be within the sole discretion of the Arbitrator, but in no event more than thirty (30) days after the last submission by the parties, and shall take place at a mutually agreeable time and location within Miami-Dade County, Florida.  Both parties shall be granted substantially equal time to present evidence at the hearing.  The hearing shall not exceed one (1) business day, except for good cause shown. Within thirty (30) days after the conclusion of the hearing, the Arbitrator shall issue a written decision to be delivered to both parties and the Additional Notice Parties (the “Final Determination”).  The Final Determination shall address each issue disputed by the parties, state the Arbitrator’s findings and reasons therefore, and state the nature and amount of any damages, compensation or other relief awarded.  The award rendered by the Arbitrator shall be final and non-appealable and judgment may be entered upon it in accordance with applicable law in any and all such court(s) having jurisdiction thereof.

v.
Costs of Arbitration. As part of the Final Determination, the Arbitrator shall determine the allocation of the costs and expenses of the arbitration, including the Arbitrator’s fee and both parties’ attorneys’ fees and expenses, based upon the extent to which each party prevailed in the arbitration.  In the event that any relief which is awarded in non-monetary, then such costs and expenses shall be allocated in any manner as may be determined by the Arbitrator.

vi.
Satisfaction of Award.  If any party fails to pay the amount of the award, if any, assessed against such party within thirty (30) days after the delivery to such party of the Final Determination, the unpaid amount shall bear interest from the date of such delivery at the lesser of (i) the prime lending rate reported by the Wall Street Journal, and (ii) the maximum rate permitted by applicable law.  In addition, such party shall promptly reimburse the other party for any and all costs or expenses of any nature or kind whatsoever (including reasonable attorney’s fees) reasonably incurred in seeking to collect such award or to enforce any Final Determination.

vii.
Confidentiality of Proceedings.  The parties hereto agree that all of the arbitration proceedings provided for herein, including any notice of claim, the Notice of Arbitration, the submissions of the parties, and the Final Determination issued by the Arbitrator, shall be confidential and shall not be disclosed at any time to any Person, other than the parties hereto, their representatives, the Arbitrator and the Additional Notice Parties; provided that this provision shall not prevent the party prevailing in the arbitration from submitting the Final Determination to a court for the purpose of enforcing the award, subject to comparable confidentiality protections if the court agrees; and provided further that the foregoing shall not prohibit disclosure to the minimum extent reasonably necessary to comply with (i) applicable law (or requirement having the force of law), court order, judgment or decree, including, without limitation, disclosures which may be required pursuant to applicable securities laws, and (ii) the terms of contractual arrangements (such as financing arrangements) to which the Company or any Additional Notice Party may be subject so long as such contractual arrangements were not entered into for the primary purpose of permitting disclosure which would otherwise be prohibited hereunder.

f)
Effect of Partial Invalidity.  If any one or more of the provisions of this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been made a part hereof.

g)
Drafting.  Each of the parties hereto has jointly cooperated and participated in the negotiation, drafting and preparation of this Agreement, and each party’s legal counsel has had equal opportunity to fully review and examine this Agreement to their satisfaction.  Therefore, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no construction, presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any or all of the provisions of this Agreement.

h)
Assignment. This Agreement and the rights and obligations created hereunder shall not be assigned, sub-licensed or otherwise transferred by either party without the prior written consent of the other party.

i)
Counterparts.  This Agreement may be executed in any number of counterparts, any or all of which may contain the signatures of less than all of the parties, and all of which shall be construed together but as a single instrument, and facsimile counterparts hereof shall be effective for all purposes hereunder, including, without limitation, the execution hereof.

j)
Entire Agreement.  This Agreement, including any Exhibits, Schedules or addendum attached hereto, constitutes the entire agreement between the parties with respect to this subject matter and supersedes all previous proposals, negotiations, representations, writings, commitments and other communications, whether oral or written, between the parties.  All understandings and agreements heretofore made between the parties are merged in this Agreement.  There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution of this Agreement in effect between the parties.  No change, amendment or modification of this Agreement shall be valid unless the same is in writing and signed by the parties hereto.

k)
Waiver. The waiver of any of the provisions of this Agreement by any of the parties hereto shall constitute a waiver of that provision, on that occasion only, and shall not, with respect to any other occasion, constitute a future waiver of such term or provision or a waiver of any other term or provision of this Agreement.

l)	Survival. All of the indemnities, representations, warranties and covenants by the parties contained in this Agreement shall survive the termination of this Agreement.

m)
Terms.  All personal pronouns used in this Agreement shall include the other genders whether used in the masculine or feminine or neuter gender, and the singular shall include the plural whenever and as often as may be appropriate.

n)	Headings. Section, paragraph, and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning in interpretation of this Agreement.

o)
Binding Agreement.  The terms, conditions, obligations, representations and warranties contained in this Agreement shall be binding upon and shall incur to the benefit of each of the parties hereto, their heirs, personal representatives or successors and assigns.

[Signatures to follow on next page]

IN WITNESS WHEREOF, each party hereto has executed this Agreement by a duly authorized representative as of the date first set forth hereinabove.

ipowerUpSoftware, LLC .
a Florida, Limited Liability Company

FEMATA.com
Federation of Miners Associations of Tanzania

Harry S Lyimo, President